UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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India Globalization Capital, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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India Globalization Capital Inc.
4336 Montgomery Avenue
 Bethesda MD 20814

ANNUAL MEETING OF SHAREHOLDERS

___________________________

July 23, 2010

Dear Shareholder:

You are cordially invited to attend the Joint 2009 and 2010 Annual Meeting of Shareholders of India Globalization Capital, Inc., which is to be held at the offices of Shulman Rogers, Gandal, Pordy & Ecker, P.A. 12505 Park Potomac Avenue, 6th Floor, Potomac, MD 20854, on August 16, 2010 at 10:00 a.m. local time.  The meeting will commence with a discussion and voting on the matters set forth in the accompanying Notice of Annual Meeting of Stockholders followed by a report on our operations.

The Notice of Annual Meeting of Stockholders and Proxy Statement, which more fully describe the formal business to be conducted at the meeting, follow this letter. A copy of our Annual Report to Stockholders for the fiscal year ended March 31, 2010 is also enclosed. We encourage you to carefully read these materials.

Whether or not you plan to attend the Meeting, it is important that your shares be represented and voted at the Meeting.  Therefore, I urge you to promptly vote and submit your proxy by signing, dating, and returning your proxy card.  Beneficial owners of shares held in street name should follow the instructions in the proxy statement for voting their shares.  If you are a record holder and you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON August 16, 2010:

This Proxy Statement, the Notice of Annual Meeting of Shareholders and Our Annual Report to Shareholders are available at http://www.IndiaGlobalCap.com

Sincerely,

Ram Mukunda

Chairman and Chief Executive Officer

India Globalization Capital Inc.
4336 Montgomery Avenue
 Bethesda, MD 20814

NOTICE OF ANNUAL MEETINGS OF SHAREHOLDERS

The Annual Meetings of Shareholders (the joint “Meeting”) for the years ended March 31st 2009 and March 31st 2010 of India Globalization Capital, Inc. (the “Company”) will be held at the offices of Shulman Rogers, Gandal, Pordy & Ecker, P.A. 12505 Park Potomac Avenue, 6th Floor, Potomac, MD 20854, on August 16, 2010 at 10:00 a.m. local time.  Voting materials, which include this Proxy Statement, the proxy card and our fiscal 2010 report to Stockholders, will first be mailed to Stockholders on or about July 23, 2010.  Shareholders who desire to attend the Meeting should indicate such planned attendance by marking the appropriate box on your proxy card.  Persons who do not indicate attendance at the Meeting by proxy will be required to present acceptable proof of stock ownership to attend the Meeting.  All shareholders must furnish personal photo identification for admission to the Meeting.

The joint Meeting will be held for the following purposes:

(1)	To elect three directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;

(2)	To act on a proposal to ratify the appointment of Yoganandh & Ram (“Y & R”) as the Company’s independent registered public accounting firm for the 2011 fiscal year; and

(3)	To act upon such other matters as may properly come before the Meeting or any adjournment or postponement of the Meeting.

Only holders of shares of Common Stock of record at the close of business on June 28, 2010 are entitled to notice of and to vote at the Meeting and at any and all adjournments or postponements thereof.

By Order of the Board of Directors,

Parveen Mukunda

Corporate Secretary

July 23, 2010

PROXY STATEMENT

The India Globalization Capital, Inc. Board of Directors is soliciting proxies for the joint Annual Meeting.  You may revoke your proxy at any time prior to voting at the meeting by submitting a later dated proxy or by giving timely written notice of your revocation to the Secretary of the Company.  Proxies properly executed and received by the Secretary prior to the meeting, and not revoked, will be voted in accordance with the terms of the proxies.

Registered shareholders holding shares of the Company’s Common Stock may vote by completing, signing and dating the proxy card and returning it as promptly as possible.  We, the Company, will pay all of the costs associated with this proxy solicitation.  Proxies may be solicited in person or by mail, telephone, telefacsimile or other means of electronic transmission by our directors, officers and employees.  We will also reimburse banks, brokerage firms, and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding materials to the beneficial owners of the shares of our Common Stock.

If you desire to attend the joint Annual Meeting, you should indicate your intent to attend in person when voting by marking the appropriate box on the enclosed proxy card.  If you do not indicate attendance at the meeting on the proxy, you will be required to present acceptable proof of stock ownership to attend.  All shareholders who attend the meeting must furnish personal photo identification for admission.  If your shares are not registered in your own name and you plan to attend the meeting and vote your shares in person, you should contact your broker or agent in whose name your shares are registered to obtain a proxy executed in your favor and bring it to the meeting in order to vote.

VOTING RIGHTS

We had 13,344,207 shares of Common Stock outstanding as of June 28, 2010 each having one vote.  Only holders of the Company’s Common Stock of record at the close of business on June 28, 2010, will be entitled to vote.  A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the meeting.  If your shares are held in street name, these proxy materials are being forwarded to you by your bank or brokerage firm (the “record holder”), along with a voting instruction card.  As the beneficial owner, you have the right to direct the record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions.  If you do not give instructions to your bank or brokerage firm, it will nevertheless be entitled to vote your shares in its discretion on “routine matters.”  For purposes of this annual meeting, the Company has determined that the appointment of its independent auditors (Proposal 2) is a routine matter.  However, absent your instructions, the record holder will not be permitted to vote your shares on a non-routine matter, which are referred to as “broker non-votes,” properly brought before the meeting.  Broker non-votes (shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients) are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that proposal.  Beginning in 2010, the election of directors in an uncontested election is deemed to be a non-routine matter.  Accordingly, if you hold your shares in street name, in order for your shares to be voted for the election of directors at the Annual Meeting (Proposal No. 1), you must provide voting instructions to your broker in accordance with the voting instruction card that you will receive from your broker.  Proxies received but marked as abstentions or treated as broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes.

We are not aware of any matters that are to come before the meeting other than those described in this Proxy Statement; however, if other matters do properly come before the meeting, it is the intention of the persons named in the proxy card to vote such proxy in accordance with their best judgment.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our board of directors is divided into three classes (Class A, Class B and Class C) with only one class of directors being elected in each year and each class serving a three-year term. At the joint Annual Meeting, three directors are to be elected, two Class B directors, who will serve until the annual meeting of shareholders in 2012 and when their successors are duly elected and qualify, and one Class C director, who will serve until the annual meeting of shareholders in 2013 and when his successor is duly elected and qualifies.  The Class B director nominees and the Class C Director nominee proposed in this Proxy Statement are currently directors of the Company.  The other current directors consist of two Class A directors, who serve until the annual meeting of shareholders in 2011, and when their successors are duly elected and qualify.

Should any vacancy occur on the board of directors, the remaining directors would be able to fill such vacancy by the affirmative vote of a majority of the remaining directors in office, even if the remaining Directors do not constitute a quorum.  Any director elected by the board to fill a vacancy would hold office until the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies.  If the size of the board is increased, additional directors will be apportioned among the three classes to make all classes as nearly equal as possible

Set forth below is information regarding our nominees for Class B and Class C directors. Except as set forth below, there are no family relationships between any of our directors or executive officers. Each director holds his office until he resigns or is removed and his successor is elected and qualified.

Name	Age	Position	Time in Position
Dr. Ranga Krishna	46	Chairman of the Board, Class B Director	May 2005 to the Present
Mr. Ram Mukunda	51	Chief Executive Officer, Executive Chairman, President and Class C Director	April 2005 to the Present
Mr. Richard Prins	53	Class B Director	2007 to Present

 The Director nominees are as follows:

Dr. Ranga Krishna has served as our Chairman of the Board since December 15, 2005. Dr. Krishna previously served as a Director from May 25, 2005 to December 15, 2005 and as our Special Advisor from April 29, 2005 through June 29, 2005.  In 1998, he founded Rising Sun Holding, LLC, a $120 million construction and land banking company.  In September 1999, he co-founded Fastscribe, Inc., an Internet-based medical and legal transcription company with its operations in India with over 200 employees. He has served as a director of Fastscribe since September 1999. He is currently the Managing Partner.  In February 2003, Dr. Krishna founded International Pharma Trials, Inc., a company with operations in India and over 150 employees, which assists U.S. pharmaceutical companies performing Phase II clinical trials in India. He is currently the Chairman and CEO of that company.  In April 2004, Dr. Krishna founded Global Medical Staffing Solutions, Inc., a company that recruits nurses and other medical professionals from India and places them in U.S. hospitals. Dr. Krishna is currently serving as the Chairman and CEO of that company. On November 7, 2008 he joined the board of TransTech Service Partners, a SPAC which initiated liquidation on May 23rd, 2009.  Dr. Krishna is a member of several organizations, including the American Academy of Neurology and the Medical Society of the State of New York. He is also a member of the Medical Arbitration panel for the New York State Worker’s Compensation Board. Dr. Krishna was trained at New York’s Mount Sinai Medical Center (1991-1994) and New York University (1994-1996).

Mr. Ram Mukunda has served as our Chief Executive Officer, President and a Director since our inception on April 29, 2005 and was Chairman of the Board from April 29, 2005 through December 15, 2005. Since September 2004 Mr. Mukunda has served as Chief Executive Officer of Integrated Global Networks, LLC, a communications contractor in the U.S. Government. From January 1990 to May 2004, Mr. Mukunda served as Founder, Chairman and Chief Executive Officer of Startec Global Communications, an international telecommunications carrier focused on providing voice over Internet protocol (VOIP) services to the emerging economies. Startec was among the first carriers to have a direct operating agreement with India for the provision of telecom services. Mr. Mukunda was responsible for the organizing, structuring, and integrating a number of companies owned by Startec. Many of these companies provided strategic investments in India-based operations or provided services to India-based companies. Under Mr. Mukunda’s tenure at Startec, the company made an initial public offering of its equity securities in 1997 and conducted a public high-yield debt offering in 1998.

From June 1987 to January 1990, Mr. Mukunda served as Strategic Planning Advisor at INTELSAT, a provider of satellite capacity. Mr. Mukunda serves on the Board of Visitors at the University of Maryland School of Engineering. From 2001-2003, he was a Council Member at Harvard’s Kennedy School of Government, Belfer Center of Science and International Affairs. Mr. Mukunda is the recipient of several awards, including the University of Maryland’s 2001 Distinguished Engineering Alumnus Award and the 1998 Ernst & Young, LLP’s Entrepreneur of the Year Award. He holds B.S. degrees in electrical engineering and mathematics and a MS in Engineering from the University of Maryland.

Mr. Richard Prins has served as our Director since May 2007.  Since March 1996, he has been the Director of Investment Banking at Ferris, Baker Watts, Incorporated (FBW was the lead underwriter for our IPO).  Prior to Ferris, Baker Watts, from July 1988 to March 1996, Mr. Prins was Senior Vice President and Managing Director for the Investment Banking Division of Crestar Financial Corporation (SunTrust Banks).  From 1993 to 1998, he was with the leveraged buyout firm of Tuscarora Corporation. Since February 2003, he has been on the board of Amphastar Pharma and since April 2006 he has been on the board of Advancing Native Missions, a non-profit. Mr. Prins holds a B.A. degree from Colgate University (1980) and an M.B.A. from Oral Roberts University (1983).

Set forth below is information regarding our current Class A directors. Except as set forth below, there are no family relationships between any of our directors or executive officers. Each director holds his office until he resigns or is removed and his successor is elected and qualified.

Name	Age	Position	Time in Position
Sudhakar Shenoy	63	Class A Director	May 2005 to the present
Suhail Nathani	45	Class A Director	May 2005 to the present

Mr. Sudhakar Shenoy has served as our Director since May 25, 2005. Since January 1981, Mr. Shenoy has been the Founder, Chairman and CEO of Information Management Consulting, Inc., a business solutions and technology provider to the government, business, health and life science sectors. Mr. Shenoy is a member of the Non Resident Indian Advisory Group that advises the Prime Minister of India on strategies for attracting foreign direct investment. Mr. Shenoy was selected for the United States Presidential Trade and Development Mission to India in 1995. From 2002 to June 2005 he served as the chairman of the Northern Virginia Technology Council.  In 1970, Mr. Shenoy received a B. Tech (Hons.) in electrical engineering from the Indian Institute of Technology. In 1971 and 1973, he received an M.S. in electrical engineering and an M.B.A. from the University of Connecticut Schools of Engineering and Business Administration, respectively.

Mr. Suhail Nathani has served as our Director since May 25, 2005. Since September 2001, he has served as a partner at the Economics Laws Practice in India, which he co-founded. The 25-person firm focuses on consulting, general corporate law, tax regulations, foreign investments and issues relating to the World Trade Organization (WTO). From December 1998 to September 2001, Mr. Nathani was the Proprietor of the Strategic Law Group, also in India, where he practiced telecommunications law, general litigation and licensing.  Mr. Nathani currently serves on the boards of the following companies based in India: BLA Industries Pvt. Ltd, BLA Power Pvt. Ltd., Development Credit Bank Ltd., Phoenix Mills Limited, Salaam Bombay Foundation, and Siddhesh Capital Market Services Pvt. Ltd.

Mr. Nathani earned a LLM in 1991 from Duke University School of Law. In 1990 Mr. Nathani graduated from Cambridge University with a MA (Hons) in Law. In 1987, he graduated from Sydenham College of Commerce and Economics, Bombay, India.

Vote Required and Board of Directors’ Recommendation.

 The election of each nominee for director requires a plurality of the votes cast in the election of directors.  The three nominees for director receiving the highest number of affirmative votes from the shares voted at the annual meeting will be elected as directors.  In determining whether the proposal has been approved, abstentions will be counted for purposes of determining the presence or absence of a quorum, but will have no other legal effect under Maryland law, and broker non-votes will not be counted as votes for or against the proposal or as votes present and voting on the proposal. Stockholders do not have the right to cumulate their votes in the election of directors. If, at the time of the meeting any nominee should be unavailable to serve as a director, it is intended that votes will be cast, in accordance with the enclosed proxy, for such substitute nominee as may be nominated by the Board of Directors, or the Board of Directors may reduce the number of directors.  Each nominee has consented to being named in this Proxy Statement and to serve if elected.  The Board of Directors recommends that the shareholders vote FOR the nominees set forth above.  Properly executed and delivered proxies solicited by management for which no specific direction is included will be voted FOR the election of the nominees listed to serve as directors.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Yoganandh & Ram (“Y & R”), independent registered public accountants, served as the Company’s independent auditors reviewing the Company’s financial statements for the fiscal year ended March 31, 2010, and the Audit Committee has selected them to serve as the Company’s independent auditors for the current (2011) fiscal year.  Services provided to the Company by Yoganandh & Ram (“Y & R”) for the 2010 fiscal year are described in “Audit Information.”  Although shareholder ratification is not required by the Company’s Bylaws or otherwise, the Board of Directors is requesting that shareholders ratify the selection of Yoganandh & Ram (“Y & R”) as the Company’s independent registered public accountants to make an examination of the financial statements of the Company for the 2011 fiscal year.  If shareholders do not ratify the selection of Yoganandh & Ram (“Y & R”) at the meeting, the audit committee will reconsider whether or not to retain that firm for future audits.  Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such change would be in the best interests of the Company and its stockholders.

Vote Required and Board of Directors’ Recommendation.

Ratification of the appointment of Yoganandh & Ram (“Y & R”) as the Company’s independent registered public accountants for the 2011 fiscal year will require the affirmative vote of the holders of a majority of the shares of outstanding Common Stock present or represented at the Annual Meeting of Stockholders and entitled to vote thereat. In determining whether the proposal has been approved, abstentions will be counted as votes against the proposal and broker non-votes will not be counted as votes for or against the proposal or as votes present and voting on the proposal. The Board of Directors recommends that you vote FOR the ratification of the appointment of Yoganandh & Ram (“Y & R”) as the Company’s independent registered public accountants for the 2011 fiscal year.  Proxies solicited by management for which no specific direction is included will be voted FOR ratification of the appointment of Yoganandh & Ram (“Y & R”).

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders

The following table sets forth information regarding the beneficial ownership of our common stock as of June 28, 2010 by:

•           each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•           each of our executive officers, directors and our special advisors; and

•           all of our officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes shares of common stock that the stockholder has a right to acquire within 60 days through the exercise of any option, warrant or other right. The percentage ownership of the outstanding common stock, which is based upon 13,344,207 shares of common stock outstanding as of June 28, 2010, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of our common stock.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. Unless otherwise noted, the nature of the ownership set forth in the table below is common stock of the Company.

The table below sets forth as of June 28, 2010, except as noted in the footnotes to the table, certain information with respect to the beneficial ownership of the Company’s Common Stock by (i) all persons or groups, according to the most recent Schedule 13D or Schedule 13G filed with the Securities and Exchange Commission or otherwise known to us, to be the beneficial owners of more than 5% of the outstanding Common Stock of the Company, (ii) each director and director-nominee of the Company, (iii) the executive officers named in the Summary Compensation Table, and (iv) all such executive officers and directors of the Company as a group.

	Shares Owned
Name and Address of Beneficial Owner(1)	Number of Shares	Percentage of Class
Wells Fargo and Company (2) 420 Montgomery Street San Francisco, CA 94104	1,934,424	14.9%
Sage Master Investments Ltd (3) 500 Fifth Avenue, Suite 930 New York, New York 10110	1,067,300	8.2%
UBS AG (4) Bahnhofstrasse 45 PO Box CH-8021 Zurich, Switzerland	859,742	6.6%
Brightline Capital Management, LLC (5) 1120 Avenue of the Americas, Suite 1505 New York, New York 10036	608,100	4.7%
Ram Mukunda (6)	1,449,914	10.5%
Ranga Krishna (7)	2,215,624	16.7%
Richard Prins (8)	196,250	1.5%
Sudhakar Shenoy(9)	175,000	1.3%
Suhail Nathani(10)	150,000	1.1%
Larry Pressler	25,000	*
Dr. Anil K. Gupta	25,000	*
P.G. Kakodkar	12,500	*
Shakti Sinha	12,500	*
Dr. Prabuddha Ganguli	12,500	*
All Executive Officers and Directors as a group (5 Persons)(11)	4,186,788	28.9%

* Represents less than 1%

(1)	Unless otherwise indicated, the address of each of the individuals listed in the table is: c/o India Globalization Capital, Inc., 4336 Montgomery Avenue, Bethesda, MD 20814.
(2)
Based on an amended Schedule 13G filed with the SEC on January 13, 2010 by Wells Fargo Company on behalf of its subsidiary Wachovia Bank, National Association which is the direct holder of the shares.   Dr. Ranga Krishna is entitled to 100% of the economic benefits of the shares.

(3)
Based on an amended Schedule 13G filed with the SEC on February 16, 2010 by Sage Master Investments Ltd., a Cayman Islands exempted company (“Sage Master”), Sage Opportunity Fund (QP), L.P., a Delaware limited partnership (“QP Fund”), Sage Asset Management, L.P., a Delaware limited partnership (“SAM”), Sage Asset Inc., a Delaware corporation (“Sage Inc.”), Barry G. Haimes and Katherine R. Hensel (collectively, the “Reporting Persons”). As disclosed in the Schedule 13G, each of the Reporting Persons’ beneficial ownership of 1,067,300 shares of Common Stock constitutes 8.2% of all of the outstanding shares of Common Stock. The address for each of the foregoing parties is c/o 500 Fifth Avenue, Suite 930, New York, New York 10110.

(4)
Based on an amended Schedule 13G filed with the SEC on February 11, 2010 by UBS AG for the benefit and on behalf of UBS Investment Bank, Wealth Management USA, and Global Wealth Management and Business Banking business groups of UBS AG.  As disclosed in the amended Schedule 13G, UBS AG is the beneficial owners of 859,742 shares of common stock (6.6%).

(5)
Based on an amended Schedule 13G jointly filed with the SEC on February 17, 2010 by Brightline Capital Management, LLC (“Management”), Brightline Capital Partners, LP (“Partners”), Brightline GP, LLC (“GP”), Nick Khera (“Khera”) and Edward B. Smith, III (“Smith”).  As disclosed in the amended Schedule 13G, Management and Khera are each the beneficial owners of 608,100 shares of common stock (4.7%), Smith is the beneficial owner of 889,600 shares of common stock (6.8%) including 281,500 shares over which he holds sole control of their voting and disposition, and Partners and GP are each the beneficial owners of 595,103 shares of common stock (4.6%), respectively.  The address for each of the foregoing parties is 1120 Avenue of the Americas, Suite 1505, New York, New York 10036.

(6)
Includes(i) 245,175 shares of common stock directly owned by Mr. Mukunda, (ii) 425,000 shares of common stock owned by Mr. Mukunda’s wife Parveen Mukunda, (iii) options to purchase 635,000 shares of common stock which are exercisable within sixty (60) days of June 28, 2010, all of which are currently exercisable and (iv) warrants to purchase 144,739 shares of common stock, of which warrants to purchase 28,571 shares of common stock are owned by Mr. Mukunda’s wife Parveen Mukunda and all  which are exercisable within sixty (60) days of June 28, 2010, all of which are currently exercisable.

(7)
Includes warrants to purchase 290,000 shares of common stock which are exercisable within sixty (60) days of June 28, 2010, all of which are currently exercisable.  Includes 1,934,424 shares beneficially owned by Wells Fargo & Company, which has sole voting and dispositive control over the shares.   Dr. Krishna is entitled to 100% of the economic benefits of the shares.

(8)
Based on a Form 4 filed with the SEC on May 18, 2009 by Richard Prins.  Includes options to purchase 125,000 shares of common stock and a unit purchase option to purchase 71,250 units, each consisting of 1 share of common stock and 2 warrants to purchase a share of common stock and does not include the warrants underlying the units that may be acquired upon exercise of the unit purchase option.  Both the options, and the unit purchase option are both exercisable within sixty (60) days of June 28, 2010 and currently exercisable.

(9)
Based on a Form 4 filed with the SEC on May 18, 2009 by Sudhakar Shenoy.   Includes options to purchase 125,000 shares of common stock, which are both exercisable within sixty (60) days of June 28, 2010 and currently exercisable.

(10)
Based on a Form 4 filed with the SEC on May 18, 2009 by Suhail Nathani.  Includes options to purchase 100,000 shares of common stock, which are both exercisable within sixty (60) days of June 28, 2010 and currently exercisable.

(11)
Does not include shares owned by our special advisors.  Includes: (i) 2,670,799 shares of common stock, (ii) warrants to purchase 434,739 shares of common stock, (iii) options to purchase 1,010,000 shares of common stock and (iv) a unit purchase option to purchase 71,250 units, each consisting of 1 share of common stock and 2 warrants to purchase a share of common stock and does not include the warrants underlying the units that may be acquired upon exercise of the unit purchase option.  The warrants, options, and the unit purchase option are all both exercisable within sixty (60) days of June 28, 2010 and currently exercisable.   Includes 1,934,424 shares beneficially owned by Wells Fargo & Company, which has sole voting and dispositive control over the shares.

Messrs. Mukunda and Krishna may be deemed our “parent,” “founder” and “promoter,” as these terms are defined under the Federal securities laws.

Section 16 (a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who beneficially own more than 10% of our common stock to file reports of their ownership of shares with the Securities and Exchange Commission.  Such executive officers, directors and stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file.  Based solely upon review of the copies of such reports received by us, our senior management believes that all reports required to be filed under Section 16(a) for the fiscal year ended March 31, 2010 were filed in a timely manner except for the following transactions. One of our directors, Ranga Krishna, failed to report the grant of 39,410 shares of our common stock made to him in May 2009 and the grant of options to purchase 350,000 shares of our common stock made to him in May, 2009 on a Form 4.

GOVERNANCE OF THE COMPANY

Board of Directors and Committees

Board of Directors; Independence

Our board of directors is divided into three classes (Class A, Class B and Class C) with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the Class A directors, consisting of Mr. Nathani and Mr. Shenoy, will expire at our 2011 annual meeting of stockholders. The term of office of the Class B directors, currently consisting of Mr. Prins and Dr. Krishna, will expire at the 2012 annual meeting of stockholders. The term of office of the Class C director, currently consisting of Mr. Mukunda, will expire at the 2013 annual meeting of stockholders.  These individuals have played a key role in identifying and evaluating prospective acquisition candidates, selecting the target businesses, and structuring, negotiating and consummating the acquisition. The NYSE Amex, where we are listed, has rules mandating that the majority of the board be independent.  Our board of directors will consult with counsel to ensure that the boards of directors’ determinations are consistent with those rules and all relevant securities laws and regulations regarding the independence of directors. The NYSE Amex listing standards define an “independent director” generally as a person, other than an officer of a company, who does not have a relationship with the company that would interfere with the director’s exercise of independent judgment. Consistent with these standards, the board of directors has determined that Messrs. Krishna, Shenoy and Nathani are independent directors.

Code of Conduct and Ethics

A code of business conduct and ethics is a written standard designed to deter wrongdoing and to promote (a) honest and ethical conduct, (b) full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements, (c) compliance with applicable laws, rules and regulations, (d) the prompt reporting violation of the code and (e) accountability for adherence to the code. The Company has adopted a written code of ethics (the “Senior Financial Officer Code of Ethics”) that applies to the Company’s Chief Executive Officer and senior financial officers, including the Company’s Chief Financial Officer, Controller and persons performing similar functions (collectively, the “Senior Financial Officers”).in accordance with applicable federal securities laws and the rules of the NYSE Amex.  Investors may view our Senior Financial Officer Code of Ethics on the corporate governance subsection of the investor relations portion of our website at www.indiaglobalcap.com.

The Company has established separate audit and compensation committees that are described below.  The Company does not have a separate nominating committee.

Audit Committee

Our Board of Directors has established an Audit Committee currently composed of two independent directors who report to the Board of Directors.  Messrs. Krishna and Shenoy, each of whom is an independent director under the NYSE Amex listing standards, serve as members of our Audit Committee.  In addition, we have determined that Messrs. Krishna and Shenoy are “audit committee financial experts” as that term is defined under Item 407 of Regulation S-B of the Securities Exchange Act of 1934, as amended.  The Audit Committee is responsible for meeting with our independent accountants regarding, among other issues, audits and adequacy of our accounting and control systems.  We intend to locate and appoint at least one additional independent director to our Audit Committee to increase the size of the Audit Committee to three members.

The Audit Committee will monitor our compliance on a quarterly basis with the terms of our initial public offering.  If any noncompliance issues are identified, then the Audit Committee is charged with the responsibility to take immediately all action necessary to rectify such noncompliance or otherwise cause compliance with our initial public offering.  The Board currently does not have a nominating and corporate governance committee. However, the majority of the independent directors of the Board make all nominations.

Audit Committee Financial Expert

The Audit Committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under the NYSE Amex listing standards.  The NYSE Amex listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to the NYSE Amex that the Audit Committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication.  The Board of Directors has determined that Messrs. Krishna and Shenoy satisfy the NYSE Amex’s definition of financial sophistication and qualify as “audit committee financial experts,” as defined under rules and regulations of the Securities and Exchange Commission.

Compensation Committee

Our Board of Directors has established a Compensation Committee composed of two independent directors, Messrs. Krishna and Shenoy and one non-independent director Richard Prins.   The Board determined that Richard Prins is not a current officer or employee or an immediate family member of such person.  The Board deemed Mr. Prins to be non-independent because his firm Ferris Baker Watts received compensation for the initial public offering of the Company’s securities and subsequent and bridge financing.  The Board, however, determined that the best interests of the Company and its shareholders require his membership on the compensation committee, as Mr. Prins brings a great deal of prior experience with memberships on public compensation committees.  The Board used the exception provided under Section 805 (b) of the NYSE Amex Company Guide in appointing Richard Prins to the Compensation Committee.  The compensation committee’s purpose is to review and approve compensation paid to our officers and directors and to administer the Company’s Stock Plan.

Nominating and Corporate Governance Committee

We intend to establish a nominating and corporate governance committee. The primary purpose of the nominating and corporate governance committee will be to identify individuals qualified to become directors, recommend to the board of directors the candidates for election by stockholders or appointment by the board of directors to fill a vacancy, recommend to the board of directors the composition and chairs of board of directors committees, develop and recommend to the board of directors guidelines for effective corporate governance, and lead an annual review of the performance of the board of directors and each of its committees.

We do not have any formal process for stockholders to nominate a director for election to our board of directors. Currently, nominations are selected or recommended by a majority of the independent directors as stated in Section 804 (a) of the NYSE Amex Company Guide.   Any stockholder wishing to recommend an individual to be considered by our board of directors as a nominee for election as a director should send a signed letter of recommendation to the following address: India Globalization Capital, Inc. c/o Corporate Secretary, 4336 Montgomery Avenue, Bethesda, MD 20814. Recommendation letters must state the reasons for the recommendation and contain the full name and address of each proposed nominee as well as a brief biographical history setting forth past and present directorships, employments, occupations and civic activities. A written statement should accompany any such recommendation from the proposed nominee consenting to be named as a candidate and, if nominated and elected, consenting to serve as a director. We may also require a candidate to furnish additional information regarding his or her eligibility and qualifications. The board of directors does not intend to evaluate candidates proposed by stockholders differently than it evaluates candidates that are suggested by our board members, execution officers or other sources.

Board and Committee Meetings

During the fiscal year ended March 31, 2010, our board of directors held 5 meetings. Although we do not have any formal policy regarding director attendance at our annual meetings, we attempt to schedule our annual meetings so that all of our directors can attend. During the fiscal year ended March 31, 2010, all of our directors attended 100% of the meetings of the board of directors. During the fiscal year ended March 31, 2010, there were 5 meetings of the audit committee, all of which were attended by all of the members of the committee and 2 meetings of the compensation committee, all of which were attended by all of the members of the committee.

Communications with Directors

Any director may be contacted by writing to him or her c/o the Secretary of the Company at the address set forth above.  Communications to the non-management directors as a group may be sent to the Independent Directors c/o the Secretary of the Company at the same address.  We promptly forward, without screening other than normal security procedures for all our mail, all correspondence to the indicated director or directors.

Indemnification Agreements

We have entered into indemnification agreements with our officers and directors   Under the terms of the indemnification agreements, we agreed to indemnify our officers and directors against expenses, judgments, fines, penalties or other amounts actually and reasonably incurred by the independent director in connection with any proceeding if the officer or director acted in good faith and did not derive an improper personal benefit from the transaction or occurrence that is the basis of the proceeding.

 Annual Meeting Attendance

We do not have a formal policy requiring directors to attend shareholder meetings but we encourage members of the Board of Directors to attend the Annual Meeting of Shareholders.

Compensation Committee Interlocks and Insider Participation

A Compensation Committee comprised of two independent members of the Board of Directors, Ranga Krishna and Sudhakar Shenoy, and a non-independent director Richard Prins, administer executive compensation.  No executive officer of the Company served as a director or member of the compensation committee of any other entity.

Audit Committee Report

The Audit Committee of the Board is composed of two directors, both of whom meet the current NYSE Amex test for independence.  The Committee acts under a written charter adopted by the Board.  The Audit Committee has prepared the following report on its activities with respect to the Company’s audited financial statements for the fiscal year ended March 31, 2010 (the “Audited Financial Statements”).

• The Audit Committee reviewed and discussed the Company’s Audited Financial Statements with management;

•     The Audit Committee discussed with Yoganandh & Ram (“Y & R”), Chartered Accountants (“Y & R”), the Company’s independent auditors for fiscal year 2010, the matters required to be discussed by Statements on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•                  The Audit Committee received from the independent auditors the written disclosures regarding auditor independence and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with Y&R its independence from the Company and its management, and considered whether Y&R’s provision of non-audit services to the Company was compatible with the auditor’s independence; and

•                  Based on the review and discussion referred to above, and in reliance thereon, the Audit Committee recommended to the Board that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2010, for filing with the U.S. Securities and Exchange Commission.

All members of the Audit Committee concur in this report.

AUDIT COMMITTEE:	Ranga Krishna
Sudhakar Shenoy

Compensation Committee Report

The Compensation Committee of the Board is composed of three directors, two of whom meet the current NYSE Amex test for independence.  The Committee acts under a written charter adopted by the Board.  The Compensation Committee has prepared the following report on its activities for the fiscal year ended March 31, 2010.  The “of the Compensation Committee Report” shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Compensation Committee oversees, on behalf of the board of directors of the Company, The Company’s executive compensation programs, including payments and awards to its executive officers and directors. The Committee has overall responsibility for approving and evaluating the Company’s director and officer compensation plans, policies and programs and addressing other compensation issues facing the Company that require board action. The Committee is also responsible for discussing with management and recommending to the board of directors the Compensation Discussion and Analysis for inclusion in the Company’s annual proxy statement, in accordance with applicable SEC regulations.

In discharging its responsibilities, the Compensation Committee:

•	Reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement; and

•
Based upon its review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in the proxy statement and furnished in The Company’s annual report on Form 10-K for the fiscal year ended March 31, 2010, through its incorporation by reference from the proxy statement.

All members of the Compensation Committee concur in this report.

COMPENSATION COMMITTEE:	Ranga Krishna
Richard Prins
Sudhakar Shenoy

Executive Officers

Set forth below is information regarding our current executive officers. Except as set forth below, there are no family relationships between any of our executive officers and our directors. Executive officers are elected annually by our Board of Directors. Each executive officer holds his office until he resigns or is removed by the Board or his successor is elected and qualified.

Name	Age	Position
Mr. Ram Mukunda	51	Chief Executive Officer, Executive Chairman, President and Director
Mr. John Selvaraj	66	Principal Accounting Officer

Mr. Ram Mukunda has served as our Chief Executive Officer, President and a Director since our inception on April 29, 2005 and was Chairman of the Board from April 29, 2005 through December 15, 2005. Since September 2004 Mr. Mukunda has served as Chief Executive Officer of Integrated Global Networks, LLC, a communications contractor in the U.S. Government. From January 1990 to May 2004, Mr. Mukunda served as Founder, Chairman and Chief Executive Officer of Startec Global Communications, an international telecommunications carrier focused on providing voice over Internet protocol (VOIP) services to the emerging economies. Startec was among the first carriers to have a direct operating agreement with India for the provision of telecom services. Mr. Mukunda was responsible for the organizing, structuring, and integrating a number of companies owned by Startec. Many of these companies provided strategic investments in India-based operations or provided services to India-based companies. Under Mr. Mukunda’s tenure at Startec, the company made an initial public offering of its equity securities in 1997 and conducted a public high-yield debt offering in 1998.

From June 1987 to January 1990, Mr. Mukunda served as Strategic Planning Advisor at INTELSAT, a provider of satellite capacity. Mr. Mukunda serves on the Board of Visitors at the University of Maryland School of Engineering. From 2001-2003, he was a Council Member at Harvard’s Kennedy School of Government, Belfer Center of Science and International Affairs. Mr. Mukunda is the recipient of several awards, including the University of Maryland’s 2001 Distinguished Engineering Alumnus Award and the 1998 Ernst & Young, LLP’s Entrepreneur of the Year Award. He holds B.S. degrees in electrical engineering and mathematics and a MS in Engineering from the University of Maryland.

Mr. John B. Selvaraj has served as our Treasurer and Principal Accounting Officer since November 27, 2006.  From November 15, 1997 to August 10, 2007, Mr. Selvaraj served in various capacities with Startec, Inc., including from January 2001 to April 2006 as Vice President of Finance and Accounting where he was responsible for SEC reporting and international subsidiary consolidation.  Prior to joining Startec, from July 1984 to December 1994, Mr. Selvaraj served as the Chief Financial and Administration Officer for the US office of the European Union.  In 1969, Mr. Selvaraj received a BBA in Accounting from Spicer Memorial College India, and an Executive MBA, in 1993, from Averette University, Virginia.  Mr. Selvaraj is a Charted Accountant (CA, 1971).

Compensation of Directors

Our directors do not currently receive any cash compensation for their service as members of the board of directors.   In 2009 all board members were awarded stock options pursuant to our 2008 Omnibus Incentive Plan.   Messers. Prins and Shenoy each received options to purchase 125,000 shares of common stock at an exercise price of $1.00 per share that were exercisable at the time of grant and which expire on May 13, 2014, five years from the date of grant.  Mr. Nathani received options to purchase 100,000 shares of common stock at an exercise price of $1.00 per share that were exercisable at the time of grant and which expire on May 13, 2014, five years from the date of grant.

We pay IGN, LLC, an affiliate of Mr. Mukunda, $4,000 per month for office space and certain general and administrative services.  Mr. Mukunda is the Chief Executive Officer of IGN, LLC.  We believe, based on rents and fees for similar services in the Washington, DC metropolitan area that the fee charged by IGN LLC is at least as favorable as we could have obtained from an unaffiliated third party.  The agreement is on a month-to-month basis and may be terminated by the board without notice.

DIRECTOR AND EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Policy

The Company’s Compensation Committee is empowered to review and approve, or in some cases recommend for the approval of the full Board of Directors the annual compensation for the executive officers of the Company. This Committee has the responsibility for establishing, implementing, and monitoring the Company’s compensation strategy and policy. Among its principal duties, the Committee ensures that the total compensation of the executive officers is fair, reasonable and competitive.

Objectives and Philosophies of Compensation

The primary objective of the Company’s compensation policy, including the executive compensation policy, is to help attract and retain qualified, energetic managers who are enthusiastic about the Company’s mission and products. The policy is designed to reward the achievement of specific annual and long-term strategic goals aligning executive performance with company growth and shareholder value. In addition, the Board of Directors strives to promote an ownership mentality among key leaders and the Board of Directors.

Setting Executive Compensation

The compensation policy is designed to reward performance. In measuring executive officers’ contribution to the Company, the Compensation Committee considers numerous factors including the Company’s growth and financial performance as measured by revenue, gross margin and net income before taxes among other key performance indicators.

Regarding most compensation matters, including executive and director compensation, management provides recommendations to the Compensation Committee; however, the Compensation Committee does not delegate any of its functions to others in setting compensation. The Compensation Committee does not currently engage any consultant related to executive and/or director compensation matters.

Stock price performance has not been a factor in determining annual compensation because the price of the Company’s common stock is subject to a variety of factors outside of management’s control. The Company does not subscribe to an exact formula for allocating cash and non-cash compensation. However, a significant percentage of total executive compensation is performance-based. Historically, the majority of the incentives to executives have been in the form of non-cash incentives in order to better align the goals of executives with the goals of stockholders.

Elements of Company’s Compensation Plan

The principal components of compensation for the Company’s executive officers are:

•	base salary

•	performance-based incentive cash compensation

•	right to purchase the company’s stock at a preset price (stock options)

•	retirement and other benefits

Base Salary

The Company provides named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. Base salary ranges for named executive officers are determined for each executive based on his or her position and responsibility.

During its review of base salaries for executives, the Committee primarily considers:

•	market data;

•	internal review of the executives’ compensation, both individually and relative to other officers; and

•	individual performance of the executive.

Salary levels are typically evaluated annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility.

Performance-Based Incentive Compensation

The management incentive plan gives the Committee the latitude to design cash and stock-based incentive compensation programs to promote high performance and achievement of corporate goals, encourage the growth of stockholder value and allow key employees to participate in the long-term growth and profitability of the Company. So that stock-based compensation may continue to be a viable part of the Company’s compensation strategy, management is currently seeking shareholder approval of a proposal to increase the number of shares of Company common stock reserved for issuance pursuant to the Company’s Stock Plan.

Ownership Guidelines

To directly align the interests of the Board of Directors with the interests of the stockholders, the Committee recommends that each Board member maintain a minimum ownership interest in the Company. Currently, the Compensation Committee recommends that each Board member own a minimum of 5,000 shares of the Company’s common stock with such stock to be acquired within a reasonable time following election to the Board.

Stock Option Program

The Stock Option Program assists the Company to:

•	enhance the link between the creation of stockholder value and long-term executive incentive compensation;

•	provide an opportunity for increased equity ownership by executives; and

•	maintain competitive levels of total compensation.

Stock option award levels will be determined based on market data and will vary among participants based on their positions within the Company and are granted at the Committee’s regularly scheduled meeting. As of March 31st, 2010, we had granted 78,820 shares of common stock and 1,413,000 stock options under our Stock Plan.

Perquisites and Other Personal Benefits

The Company provides some executive officers with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers.

Some executive officers are provided use of a company automobiles and an assistant.  All employees can participate in the plans and programs described above.

Each employee of the Company is entitled to term life insurance, premiums for which are paid by the Company. In addition, each employee is entitled to receive certain medical and dental benefits and part of the cost is funded by the employee.

Accounting and Tax Considerations

The Company’s stock option grant policy will be impacted by the implementation of FASB ASC 718 (Previously referred to as SFAS No. 123R), which was adopted in the first quarter of fiscal year 2006. Under this accounting pronouncement, the Company is required to value unvested stock options granted prior to the adoption of FASB ASC 718 under the fair value method and expense those amounts in the income statement over the stock option’s remaining vesting period.

Section 162(m) of the Internal Revenue Code restricts deductibility of executive compensation paid to the Company’s chief executive officer and each of the four other most highly compensated executive officers holding office at the end of any year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under Section 162(m) or related regulations. The Committee’s policy is to qualify its executive compensation for deductibility under applicable tax laws to the extent practicable. In the future, the Committee will continue to evaluate the advisability of qualifying its executive compensation for full deductibility.

Compensation for Executive Officers of the Company

As described above in “ Compensation of Directors”, we pay IGN, LLC, an affiliate of Mr. Mukunda, $4,000 per month for office space and certain general and administrative services, an amount which is not intended as compensation for Mr. Mukunda.    Around November 27, 2006, we engaged SJS Associates, an affiliate of Mr. Selvaraj, which provides the services of Mr. John Selvaraj as our Treasurer.  We have agreed to pay SJS Associates $5,000 per month for these services.  Mr. Selvaraj is the Chief Executive Officer of SJS Associates.  Effective November 1, 2007 the Company and SJS Associates terminated the agreement.  We subsequently entered into a new agreement with SJS Associates on identical terms subsequent to the acquisition of Sricon and TBL.   On May 22, 2008, the Company and its subsidiary India Globalization Capital Mauritius (“IGC-M”) entered into an employment agreement (the “Employment Agreement”) with Ram Mukunda, pursuant to which he will receive a salary of $300,000 per year for services to IGC and IGC-M as Chief Executive Officer.   The Employment Agreement was approved in May 2008 and made effective as of March 8, 2008.  For fiscal year 2009, Mr. Mukunda was paid $300,000 plus a $150,000 bonus.  For fiscal year 2010, Mr. Mukunda was paid $300,000, and he received $40,894 in stock options for total compensation of $340,894.

The annual executive compensation for the Chief Executive Officer and Chief Financial Officer of the Company is set out below.

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to (i) all individuals serving as the Company’s principal executive officer or acting in a similar capacity during the last two completed fiscal years, regardless of compensation level, and (ii) the Company’s two most highly compensated executive officers other than the principal executive officers serving at the end of the last two completed fiscal years (collectively, the “Named Executive Officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Option Awards(1)	Total
Compensation
Ram Mukunda, Chief Executive Officer and President	2010	$300,000	$-	$40,894	$340,894
	2009	$300,000	$150,000	$-	$450,000
John Selvaraj, Chief Financial Officer	2010	$69,000	$-	$-	$69,000
	2009	$63,300	$-	$-	$63,300

(1)	The amounts reported in this column represent the fair value of option awards to the named executive officer as computed on the date of the option grant using the Black-Scholes option-pricing model.

The following table provides information about equity and non-equity awards granted to the Named Executive Officers in the fiscal year ended March 31, 2010.

Grants of Plan-Based Awards

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Ram Mukunda	5/13/2009	39,410	635,000	$1.00	$60,599

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information with respect to outstanding stock options held by the Company’s Named Executive Officers at March 31, 2010.

	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option Exercise
	Options (#)	Options (#)	Price	Option Expiration
Name	Exercisable	Unexercisable	($)	Date
Ram Mukunda	635,000	-	$1.00	5/13/14

Compensation of Directors

The following table sets forth all compensation awarded to, earned by or paid to the directors in the fiscal year ended March 31, 2010 for service as directors:

Name	Fees Earned Or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Ram Mukunda	0	0	0	0	0	0	$0
Dr. Ranga Krishna (1)	0	0	$22,540	0	0	0	$22,540
Sudhakar Shenoy (2)	0	0	$8,050	0	0	0	$8,050
Richard Prins (2)	0	0	$8,050	0	0	0	$8,050
Suhail Nathani (2)	0	0	$6,440	0	0	0	$6,440

(1)	Non-qualified option to purchase 350,000 shares of the Company’s common stock at $1.00 granted on May 13, 2009 exercisable in full upon the date of grant for a period of 5 years.
(2)	Non-qualified option to purchase 125,000 shares of the Company’s common stock at $1.00 granted on May 13, 2009 exercisable in full upon the date of grant for a period of 5 years.
(3)	Non-qualified option to purchase 100,000 shares of the Company’s common stock at $1.00 granted on May 13, 2009 exercisable in full upon the date of grant for a period of 5 years.

All compensation paid to our employee director is set forth in the tables summarizing executive officer compensation above.

The Option Awards column reflects the grant date fair value, in accordance with Accounting Standards Codification (ASC) Topic 718, Compensation — Stock Compensation (formerly Statement of Financial Accounting Standards (SFAS) No. 123R) for awards pursuant to the Company’s equity incentive program. Assumptions used in the calculation of these amounts for the fiscal year ended March 31, 2010 are included in Footnote 16 “Stock-Based Compensation” to the Company’s audited financial statements for the fiscal year ended March 31, 2010, included in the Company’s Annual Report on Form 10-K filed with the SEC on July 14, 2010.

The Company cautions that the amounts reported in the Director Compensation Table for these awards may not represent the amounts that the directors will actually realize from the awards.  Whether, and to what extent, a director realizes value will depend on the Company’s actual operating performance and stock price fluctuations.

Employment Contracts

Ram Mukunda has served as President and Chief Executive Officer of the Company since its inception.  The Company, IGC-M and Mr. Mukunda entered into an Employment Agreement on May 22, 2008, which agreement was made effective as of March 8, 2008, the date on which the Company completed its acquisition of Sricon and TBL. Pursuant to the agreement, the Company pays Mr. Mukunda a base salary of $300,000 per year. Mr. Mukunda was also entitled to receive bonuses of at least $225,000 for meeting certain targets for net income (before one-time charges including charges for employee options, warrants and other items) for fiscal year 2009 and is entitled to receive $150,000 for meeting targets with respect to obtaining new contracts.  The Agreement further provides that the Board of Directors of the Company may review and update the targets and amounts for the net revenue and contract bonuses on an annual basis.  The Agreement also provides for benefits, including insurance, 20 days of paid vacation, a car (subject to partial reimbursement by Mr. Mukunda of lease payments for the car) and reimbursement of business expenses. The term of the Employment Agreement is five years, after which employment will become at-will. The Employment Agreement is terminable by the Company and IGC-M for death, disability and cause.  In the event of a termination without cause, the Company would be required to pay Mr. Mukunda his full compensation for 18 months or until the term of the Employment Agreement was set to expire, whichever is earlier.

In partial consideration for the equity shares in Sricon purchased by the Company, pursuant to the terms of a Shareholders Agreement dated as of September 15, 2007 by and among IGC, Sricon and the Promoters of Sricon, the stockholders of Sricon as of the date of the acquisition, including Ravindra Lal Srivastava, who currently serves as the Chairman and Managing Director of Sricon, shall have the right to receive up to an aggregate of 418,431 equity shares of Sricon over a three-year period if Sricon achieves certain profit after tax targets for its 2008-2010 fiscal years.  The maximum number of shares the Promoters may receive in any given fiscal year is 139,477 shares.  If Sricon’s profits after taxes for a given fiscal year are less than 100% of the target for that year but are equal to at least 85% of the target, the Promoters shall receive a pro-rated portion of the maximum share award for that fiscal year.  A copy of this agreement was filed with the SEC in the Company’s definitive proxy statement filed February 8, 2008 and is incorporated here by reference.

In partial consideration for the equity shares in TBL purchased by the Company, pursuant to the terms of a Shareholders Agreement dated as of September 16, 2007 by and among IGC, TBL and the Promoters of TBL, Jortin Anthony, who currently serves as a Director of TBL, shall have the right to receive up to an aggregate of 1,204,000 equity shares of TBL over a five-year period if TBL achieves certain profit after tax targets for its 2008-2012 fiscal years.   The maximum number of shares Mr. Anthony may receive is 140,800 shares for fiscal year 2008 and 265,800 shares for each of the following fiscal years.  If TBL’s profits after taxes for a given fiscal year are less than 100% of the target for that year but are equal to at least 85% of the target Mr. Anthony shall receive a pro-rated portion of the maximum share award for that fiscal year.  No shares of TBL have been granted under this plan.  A copy of this agreement was filed with the SEC in the Company’s definitive proxy statement filed February 8, 2008 and is incorporated here by reference.

 Compensation Risk Assessment

In setting compensation, the Compensation Committee considers the risks to the Company’s stockholders and to achievement of its goals that may be inherent in its compensation programs.  The Compensation Committee reviewed and discussed its assessment with management and outside legal counsel and concluded that the Company’s compensation programs are within industry standards and are designed with the appropriate balance of risk and reward to align employees’ interests with those of the Company and do not incent employees to take unnecessary or excessive risks. Although a portion of our executives’ and employees’ compensation is performance-based and “at risk,” we believe our compensation plans are appropriately structured and are not reasonably likely to result in a material adverse effect on the Company.

Securities Authorized for Issuance Under Equity Compensation Plans

As of March 31, 2009 there were 1,300,000 shares authorized for issuance under the 2008 Omnibus Incentive Plan.   Since then, 828,955 options were issued.  As of March 31st, 2010, 471,045 options remain issuable.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

During the last two fiscal years, we have not entered into any material transactions or series of transactions that would be considered material in which any officer, director or beneficial owner of 5% or more of any class of our capital stock, or any immediate family member of any of the preceding persons, had a direct or indirect material interest, nor are there any such transactions presently proposed, other than the agreements with IGN, an affiliate of Ram Mukunda, and SJS Associates, an affiliate of John Selvaraj, described above and as set forth below. Mr. Mukunda and Dr. Krishna received 39,410 shares each as a replacement for shares that they tendered to former stockholders of the Company in order to meet a shortfall of shares owed to such former stockholders. The shares given to Mr. Mukunda and Dr. Krishna were not issued as compensation for services and accordingly are not reflected in the compensation tables.

We are party to indemnification agreements with each of the executive officers and directors. Such indemnification agreements require us to indemnify these individuals to the fullest extent permitted by law.

Review, Approval or Ratification of Related Party Transactions

We do not maintain a formal written procedure for the review and approval of transactions with related persons.  It is our policy for the disinterested members of our board to review all related party transactions on a case-by-case basis.  To receive approval, a related-party transaction must have a business purpose for IGC and be on terms that are fair and reasonable to IGC and as favorable to IGC as would be available from non-related entities in comparable transactions.

Pursuant to the terms of a registration rights agreement with the Company, the holders of the majority of these shares issued to our officers and directors prior to our initial public offering are be entitled to make up to two demands that we register these shares. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which the lock-up period expires. The lock-up period expired on September 8, 2008.  In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.  We have registered these shares for resale on a registration statement that was initially declared effective on November 12, 2008.

AUDIT INFORMATION

Yoganandh & Ram Chartered Accountants (“Y & R”) is our Principal Independent Registered Public Accounting Firm engaged to examine our financial statements for the fiscal years ended March 31, 2010 and 2009. McGladrey & Pullen, LLP (“McGladrey”) was our independent accounting firm for the fiscal year ended March 31, 2008.  Effective May 5, 2008, our Audit Committee dismissed McGladrey as our independent accounting firm and appointed Y & R in that role.  During the period from McGladrey’s initial retention by the Company through March 31, 2008, and through May 8, 2008, there were: (i) no "disagreements" (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K), between the Company and McGladrey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of McGladrey, would have caused McGladrey to make reference to the subject matter of the disagreement in their reports on the Company's consolidated financial statements for such period; and (ii) no "reportable events" (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

During the Company’s most two recent fiscal years ended March 31, 2010 and 2009 and through June 30, 2010, the Company did not consult with Y & R or McGladrey on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company’s financial statements, and neither Y & R nor McGladrey provided either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) the subject of any disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

Audit Related and Other Fees

The following table shows the fees that we paid or accrued for the audit and other services provided by Y &R for the fiscal years ended March 31, 2010 and 2009 and by McGladrey for the fiscal year ended March 31, 2009.  McGladrey did not provide any substantial services for FYE 2009.  Except as specified otherwise in the table, we paid the fees to Y & R.

Audit Fees

This category includes the audit of our annual financial statements, review of financial statements included in our annual and quarterly reports and services that are normally provided by the independent registered public accounting firms in connection with engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.

Audit-Related Fees

This category consists of assurance and related services by the independent registered public accounting firms that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees”. The services for the fees disclosed under this category include services relating to our registration statement and consultation regarding our correspondence with the SEC.

Tax Fees

This category consists of professional services rendered for tax compliance, tax planning and tax advice.  These services include tax return preparation and advice on state and local tax issues.

All Other Fees

This category consists of fees for other miscellaneous items.

	March 31, 2010	March 31, 2009

Audit Fees – McGladrey	0	13,708
Audit Fees - Yoganandh & Ram	55,000	38,448
Audit-Related Fees	0	0
Tax Fees	0	9,430
All other Fees	13,758	5,520
Total	$68,758	$67,106

Policy on Pre-Approval of Audit and Permissible Non-audit Services of Independent Auditors

Consistent with SEC policies regarding auditor independence, the audit committee of our board of directors has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, our board of directors has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

Prior to engagement of the independent auditor for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of the following four categories of services to our board of directors for approval.

1. Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2. Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3. Tax services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

Other Fees are those associated with services not captured in the other categories.

Prior to engagement, our board of directors pre-approves these services by category of service. The fees are budgeted and our board of directors requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, our board of directors requires specific pre-approval before engaging the independent auditor.

Our audit committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to our board of directors at its next scheduled meeting.

 Pre-Approved Services

The Audit Committee’s charter provides for pre-approval of audit, audit-related and tax services to be performed by the independent auditors.  As the Audit Committee was not established until March 2009, the services, as described above, were not pre-approved by the Audit Committee but were approved by the Board as a whole pursuant to Section 3(a)(58) of the Securities Exchange Act of 1934.  The Audit Committee approved the audit, audit-related and tax services to be performed by independent auditors and tax professionals in 2010.

The charter also authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.  The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.  The Audit Committee has not delegated such authority to its members.

PROPOSALS FOR 2011 ANNUAL MEETING

Under the regulations of the Securities and Exchange Commission, if you desire to make a proposal to be acted upon at the 2011 Annual Meeting of Shareholders, you must deliver the proposal, in proper form, to the Secretary of the Company, no later than March 25, 2011, in order for the proposal to be considered for inclusion in the Company’s Proxy Statement and form of proxy for that meeting.   If next year’s annual meeting is held on a date more than 30 calendar days from August 16, 2011, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation materials.  Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission. The address for the Secretary of the Company is 4336 Montgomery Ave, Bethesda, MD 20814.

Our Bylaws also prescribe the procedure that a shareholder must follow to nominate directors or to bring other business before shareholders’ meetings.  To nominate a candidate for director or to bring other business before a meeting, notice must be received by the Secretary of the Company (i) no later than May 18, 2011, and no earlier than April 18, 2011 or (ii) if the date of the 2011 Annual Meeting of Shareholders is advanced by more than thirty days or delayed by more than sixty days from the anniversary date of this Annual Meeting, no later than the close of business on the later of the sixtieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation and no earlier than the close of business on the ninetieth day prior to such annual meeting.  Notice of a nomination for director must describe various matters regarding the nominee and the shareholder giving the notice.  Notice of other business to be brought before the meeting must include a description of the proposed business, the reasons therefore, and other specified matters.  The nominating committee will consider candidates recommended by shareholders in the same manner it considers other candidates. Any shareholder may obtain a copy of the Company’s Bylaws, without charge, upon written request to the Secretary of the Company, Parveen Mukunda, at the address set forth above.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF INDIA GLOBALIZATION CAPTIAL INC.
for the August 16, 2010 Annual Meeting of Stockholders and any postponement(s) or adjournment(s)
thereof.

     The undersigned hereby: (a) acknowledges receipt of the Notice of the Annual Meeting of the stockholders of India Globalization Capital Inc. to be held on August 16, 2010 (the “Annual Meeting”), and the associated Proxy Statement; (b) appoints Ram Mukunda, as proxy, with the power to appoint a substitute; (c) authorizes each proxy to represent and vote, as designated below, all of the shares of Common Stock of the Company, par value $0.001 per share, held of record by the undersigned at the close of business on June 28, 2010, at the Annual Meeting and at any postponement(s) or adjournment(s) thereof; and (d) revokes any proxies previously given.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 16, 2010:

This Proxy Statement, the Notice of Annual Meeting of Shareholders and Our Annual Report to Shareholders are available at http://www.IndiaGlobalCap.com.

1.
The Board of Directors recommends a vote FOR each director of the Company listed below, to serve until the Annual Meeting of Stockholders following the 2012 fiscal year with respect to Dr. Krishna and Mr. Prins and until the Annual Meeting of Stockholders following the 2013 fiscal year with respect to Mr. Mukunda and in each case until such director’s respective successors shall be elected and qualified, or until such director’s earlier death, resignation or removal from office.

Dr. Ranga Krishna
	FOR ☐	WITHHOLD☐

Mr. Ram Mukunda
	FOR☐	WITHHOLD☐

Mr. Richard Prins
	FOR☐	WITHHOLD☐

2.	The Board of Directors recommends a vote FOR ratification of the appointment of Yoganandh & Ram (“Y & R”) as the independent auditors for the Company for the fiscal year ending March 31, 2011.

	FOR☐	AGAINST☐	ABSTAIN☐

This Proxy Card, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this Proxy will be voted FOR the proposals set forth above.

Please sign, date, and return this Proxy as promptly as possible in the envelope provided:

Dated: , 2010

X

X
Signature(s) of Stockholders

Joint owners should each sign. Signature(s) should correspond with the name(s) printed on your stock certificates. Attorneys, executors, administrators, and guardians should give full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.